UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

     Mark Wiggins, the registrant’s Executive Vice President, Business Development, entered into a Rule 10b5-1 sales plan on August 3, 2004. Sales under the plan are scheduled to take place between October 4, 2004 and October 3, 2005. The maximum number of shares which can be sold under the plan is 55,000. 50,000 of the shares to be sold under the plan are the subject of stock options and the rest are directly held shares.

     William R. Rohn, the registrant’s Chief Operating Officer, entered into a Rule 10b5-1 sales plan on September 17, 2004. Sales under the plan are scheduled to take place between November 17, 2004 and December 31, 2006. The plan provides for sales of up to 125,000 shares per three-month period depending on prevailing market prices. The maximum number of shares which can be sold under the plan is 252,807, all of which are the subject of stock options.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.

	By:	/s/ Anne Marie Cook

Anne Marie Cook Vice President, Chief Corporate Counsel

Date: September 22, 2004